EXHIBIT 1.01

Avanos Medical, Inc.
Conflict Minerals Report
For the Year Ended December 31, 2018

I.	Introduction
This Conflict Minerals Report (“Report”) by Avanos Medical, Inc., is for the period from January 1, 2018 to December 31, 2018 (“Reporting Period”). Unless the context otherwise indicates, “Avanos,” “Company,” “we,” “us,” and “our” mean Avanos Medical, Inc. and its consolidated and combined subsidiaries.
This Report is intended to comply with Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule”). The Rule imposes certain reporting obligations on public companies that manufacture or contract to manufacture products containing conflict minerals that are necessary to the functionality or production of their products. Form SD defines “conflict minerals” as cassiterite, columbite-tantalite, gold, wolframite and their derivatives, which are currently limited to tin, tantalum and tungsten. We identified tin, tantalum, tungsten and gold (“3TGs”) that are necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period.
As described in this report, Avanos has reason to believe that some of the 3TGs present in its supply chain may have originated in the Democratic Republic of the Congo (“DRC”) or an adjoining country (collectively, “Covered Countries”). Therefore, we performed a reasonable country of origin inquiry (“RCOI”) to determine whether any of the 3TGs in our products originated from the Covered Countries and were not from recycled or scrap sources. Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries, and we proceeded to conduct due diligence on our supplier base. The results of our due diligence are discussed below.

II.	Company Overview

A.	Our Business
Avanos is a medical technology company focused on delivering clinically superior breakthrough medical device solutions to improve patients’ quality of life. Avanos is committed to addressing some of today’s most important healthcare needs, such as reducing the use of opioids while helping patients move from surgery to recovery. Avanos develops, manufactures and markets its recognized brands in more than 90 countries.
The address of Avanos’ principal executive office is 5405 Windward Parkway, Suite 100 South, Alpharetta, Georgia 30004, and our telephone number is (404) 448-5000.

B.	Business Segments
For at least part of the Reporting Period, Avanos was organized into two operating segments based on product groupings: Surgical & Infection Prevention (“S&IP”) and Medical Devices.

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S&IP segment ceased its operations on April 30, 2018. This segment provided healthcare supplies and solutions that target the prevention of healthcare-associated infections. This segment had recognized brands across its portfolio of product offerings, including sterilization wrap, surgical drapes and gowns, facial protection, protective apparel and medical exam gloves. This business is also a global leader in education to prevent healthcare-associated infections. Products in this segment are sold under HALYARD or KIMGUARD ONE-STEP, QUICK CHECK, SMART-FOLD, POWERGUARD, MICROCOOL, AERO BLUE, AERO CHROME, FLUIDSHIELD, PURPLE NITRILE, LAVENDER, STERLING, BLACK-FIRE and other brand names.

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Medical Devices provides a portfolio of innovative product offerings focused on pain management and respiratory and digestive health to improve patient outcomes and reduce the cost of care. These products include post-operative pain management solutions, minimally invasive interventional (or chronic) pain therapies, closed airway suction systems and enteral feeding tubes. Products in this segment are sold under ON-Q, COOLIEF, MICROCUFF, MIC-KEY, QUIKBLOC, HOMEPUMP, CORTRAK and other brand names.

On April 30, 2018, Avanos entered into an Amended and Restated Purchase Agreement (“A&R Purchase Agreement”) by and among Avanos and certain of its affiliates and Owens & Minor, Inc. (“OMI”). The A&R Purchase Agreement provided for the sale to OMI of substantially all of Avanos’ S&IP business, as well as certain other assets. During the Reporting Period, then, Avanos no longer owned the S&IP business and was no longer organized into the two operating segments described above. Instead, as of April 30, 2018, Avanos was had just one operating segment, namely Medical Devices.

C.	Our Products
For the Reporting Period, as applicable, we conducted an analysis of the S&IP and Medical Devices products to determine which, if any, were likely to contain 3TGs. The analysis identified that 3TGs were necessary to the functionality or production of certain products that we manufactured or contracted to manufacture during the Reporting Period. This was the case especially for the electrical components of such products.

III.	Description of Reasonable Country of Origin Inquiry (“RCOI”)
We began our scoping process by developing a list of our suppliers that provide us with products that may contain one or more of the 3TGs. We then populated the list with contact information and provided it to our third-party service provider (“Service Provider”). The supplier list was then uploaded to our Service Provider’s software tool that allows us to store and manage supplier requests and documentation.
Our Service Provider then conducted the supplier survey portion of the RCOI utilizing the Conflict Minerals Reporting Template (“CMRT”), version 5.11 or higher, developed by the Responsible Business Alliance and The Global e-Sustainability Initiative. The CMRT was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a direct supplier’s conflict minerals policy, due diligence process, and supply chain, including such supply chain information as the names and locations of smelters and refiners.
As part of the supplier survey, suppliers were asked to complete the CMRT. All communications were tracked and monitored in the Service Provider’s software tool. Non-responsive suppliers were contacted a minimum of 3 times. Any suppliers that continued to be non-responsive were advanced to an escalation phase and further contacted on an individual basis.
To ensure that our suppliers understood our expectations regarding the sourcing of 3TGs, we and our Service Provider offered training to them though webinars, videos, documents, and one-on-one discussions. The offering included our Service Provider’s Learning Management System, which allowed access to our Service Provider’s Conflict Minerals training course. This training was tracked based on completion. All suppliers were encouraged to complete all the modules in the course.
The RCOI also included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions. All submitted CMRTs were classified as valid or invalid. All suppliers who submitted CMRTs that were classified as invalid were contacted to address items such as incomplete data, missing smelter information, or inconsistent answers. All of these communications were monitored and tracked in our Service Provider’s software system. As of May 7, 2019, there were only 13 invalid submissions that had not been corrected by suppliers.
Based on the RCOI, we determined that we may have some suppliers that sourced 3TGs from the Covered Countries; therefore, in an effort to locate mines with the greatest possible specificity, we conducted due diligence on our supplier base.

IV.	Due Diligence

A.	Design of Due Diligence
We designed our due diligence procedures to conform, in all material respects, with the due diligence framework presented by the Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD (2013) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, and the related Supplements for tin, tantalum, tungsten and gold.
Avanos’ conflict minerals due diligence process includes the five steps described in the Guidance, namely: (1) establishing strong company management systems, (2) identifying and assessing risks in our supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) utilizing independent third-party audits, and (5) publicly reporting on our supply chain due diligence. A summary of our due diligence measures is outlined below.

B.	Performance of Due Diligence

Step 1.	Establishing Strong Company Management Systems

a.	Internal Team
We organized a Conflict Minerals Committee comprised of individuals in management positions across multiple departments, namely Legal, Procurement, and Finance. The Committee members are the (1) Vice President, Deputy General Counsel and Corporate Secretary, (2) Associate Director - Procurement Operations, and (3) Vice President - Finance Planning and Analysis. The Committee leads our conflict minerals compliance effort and is responsible for implementing our conflict minerals compliance strategy and for overseeing the program.

b.	Control Systems
We have applicable policies and statements such as a Code of Conduct that outlines expected behaviors for all Avanos employees, a Supplier Social Compliance Standard that outlines expected behaviors for all Avanos vendors, and a Conflict Minerals Policy Statement (“Statement”). All three items are available on our website. The Statement, in particular, can be found in the Investor Relations section of our website, under Corporate Governance, at https://avanos.investorroom.com.

c.	Supplier Engagement
We utilized our Service Provider’s software reporting tool, and the CMRT version 5.11to collect Conflict Minerals declarations from our supply base. The software tool allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we received from our suppliers to our survey requests. We also communicated with relevant suppliers our expectation that they assist us in complying with our efforts related to our conflict minerals program. This includes obtaining information from them to support the chain of custody of the 3TGs identified in our products.

d.	Grievance Mechanisms
We have several mechanisms that allow people to alert Company management about any concerns they may have about our compliance or ethics. Our Code of Conduct sets out ways to report concerns, including a Code of Conduct Hotline and Online Reporting tool, which both allow reports, in any language, to be made confidentially and anonymously at the election of the person making the report. We also have made publicly available on our website policies for communicating with our Board of Directors and with our compliance-oversight Committees of the Board, namely the Audit Committee and the Compliance Committee. These mechanisms are available to people who may be concerned about compliance with our conflict minerals program or with any other compliance matter.

e.	Maintain Records
We maintain a company-wide document retention policy. The policy extends to the documents accumulated in performing our due diligence for this Report and requires that the documents be retained for a period of ten years. As well, our Service Provider stores all of the information and findings from this process in a database that can be audited by internal or external parties.

Step 2.	Identify and Assess Risks in the Supply Chain
Due to the complexity of our products and supply chain, it is difficult for us to identify indirect suppliers. We have relied on responses from our direct suppliers to provide us with information about the source of conflict minerals contained in the parts and components they supply to us. Similarly, our direct suppliers also rely on information provided to them by their suppliers. This chain of information creates a level of uncertainty and risk about the accuracy of the information. We will continue to monitor, adapt, and modify our due diligence practices to conform to recognized industry best practices.
In accordance with the Guidance, it is important to understand risk levels associated with conflict minerals in the supply chain. Each facility that meets the Responsible Minerals Initiative (“RMI”) definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 5 scoring criteria, namely: (1) geographic proximity to the DRC and Covered Countries; (2) Known mineral source country of origin; (3) Responsible Minerals Assurance Process audit status; (4) Credible evidence of unethical or conflict sourcing; and (5) Peer Assessments conducted by credible third-party sources.
Based on these criteria the following facilities have been identified as being of highest concern to the supply chain:

•	Tony Goetz NV - Belgium - CID002587

•	Kaloti Metals - UAE - CID002563

•	African Gold Refinery - Uganda - CID003185

•	Universal Precious Metals Refining - Zambia - CID002854

•	Fidelity Printers - Zimbabwe - CID002515

•	Sudan Gold Refinery - CID002567
If any of these facilities were reported on a CMRT by one of our suppliers, our Service Provider initiated risk mitigation activities, including instructing the supplier to submit a product-specific CMRT to better identify any connection between the facilities and our products and to consider removal of these facilities from our supply chain.
Additionally, we evaluated suppliers on their conflict minerals program strength. Many companies continue to develop their programs and still provide an answer of “unknown” in response to our survey questions. We used the following criteria to evaluate the strength of their programs, with the capital letters, below, corresponding to the ones in the CMRT declaration tab:
A. Have you established a conflict minerals sourcing policy?
E. Have you implemented due diligence measures for conflict-free sourcing?
G. Do you review due diligence information received from your suppliers against your company’s expectations?
H. Does your review process include corrective action management?
When suppliers meet or exceed those criteria (Yes to at least A, E, G, H), they are deemed to have a strong program. When suppliers do not meet those criteria, they are deemed to have a weak program.
Our identification and risk assessment process also involves: (1) seeking information about 3TG smelters and refiners in our supply chain by requesting that our suppliers complete the CMRT, (2) verifying those smelters and refiners with RMI lists, (3) conducting the due diligence review, and (4) obtaining additional documentation and verification, as applicable. We believe that the inquiries and analysis described above represent a reasonable effort to determine the mines or locations of origin of the 3TGs in our Covered Products.

Step 3.	Design and Implement a Strategy to Respond to Identified Risks
Our Supplier Social Compliance Standards and Conflict Minerals Policy Statement set out our expectations for our suppliers. If these expectations are not met, the business relationship between us and the supplier will be evaluated. For example, if we find that we source 3TGs that directly or indirectly finance or benefit armed groups in the Covered Countries, we will encourage the applicable supplier to establish an alternative source of the minerals that does not support such conflict. If an alternative source cannot be found or the supplier chooses not to respond to this risk, we will assess whether or not we can replace the supplier. We have found no instance to date where we believed it was necessary to implement such risk mitigation efforts.

Step 4.	Utilize Independent Third-Party Audits
We do not have a direct relationship with smelters and refiners (“SORs”) and do not perform or direct audits of these entities. Instead, we rely on third party assurances and certifications such as from the RMI’s Responsible Minerals Assurance Process.

Step 5.	Publicly Report on Supply Chain Due Diligence
This Report, which constitutes our annual report on our due diligence efforts, is available on our website in the Investor Relations section, under SEC Filings, at https://avanos.investorroom.com. This Report also is filed with the SEC.

V.	Results of Due Diligence

A.	Survey Results
As of May 7, 2019, we received responses from 77% of our 286 surveyed suppliers. Of those, 168 claimed no 3TGs, in their products, and 53 claimed that they did have 3TGs. Of the 53 claiming to have 3TGs, 21 indicated that they had tantalum, 45 indicated tin, 28 indicated gold, and 24 indicated tungsten. (The numbers do not sum to 53 because some of the suppliers claimed to have multiple 3TGs in their products.)
As described above, we surveyed our supply chain and reviewed the responses to determine whether further engagement with our suppliers was required. The determination to further engage with them was based on criteria such as untimely responses, incomplete responses, and inconsistencies within the data reported. Suppliers who provided a CMRT were asked to submit SOR information. The results are discussed in the Smelters and Refiners section below.

B.	Efforts to Determine Mine or Location of Origin
Because we do not have relationships with the smelters and refiners, we relied on requests to our suppliers that they complete the RMI template. We believe that process suffices as a good faith effort to determine the identity of the mines or the locations of origin of 3TGs in our supply chain.

C.	Smelters and Refiners
Of the suppliers we surveyed, many completed the RMI template at the company or business unit level, and they were unable to verify that 3TGs from the processing facilities they listed were in components they supplied to us. The quality of the responses we received from suppliers varied. Many responses provided via the CMRT included the names of facilities listed by the suppliers as SORs. The CMRT responses that did not list at least one smelter for each 3TG were considered invalid, and our Service Provider followed up on these responses, urging suppliers to resubmit the form and include the smelter information.

There are still suppliers that were unable to provide SORs used for the materials supplied to us.
For all the CMRT responses that indicated a smelter, our Service Provider compared them to the list of smelters maintained by the RMI. As of May 7, 2019, we validated 320 SORs. Appendix A lists only the SORs that our suppliers reported as being in their supply chains and that we validated. Appendix B is a compilation of countries of origin, setting out the countries from which the reported facilities source their conflict minerals.
As our suppliers have been largely unable to provide us with the information necessary to determine country of origin at the product level, we are unable to provide additional SOR names or country of origin information at this time. We will continue to work with our suppliers to obtain smelter information at the product level.

VI.	Future Steps to be Taken
We are committed to complying with the provisions of the Rule and expect to continue our efforts to improve our conflict minerals program. As we further develop our program, we intend to take the following steps to mitigate the risk that any of the 3TGs contained in our products could benefit armed groups in the Covered Countries. These may include, but are not limited to, the following:

•	Further engage with suppliers and direct them to training resources to increase our survey response rate and improve the content of the responses;

•	Continue to invest in due diligence tools for our conflict minerals program;

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If applicable, engage any of our suppliers found to be supplying us with 3TGs from sources that support conflict in the Covered Countries to establish an alternative source of 3TGs that does not support such conflict;

•	Continue to respond to industry trends and legal requirements to improve the traceability of 3TGs in our supply chain; and

•	Further encourage suppliers to provide responses at the product level to enable us to determine which smelters and refiners actually process 3TGs contained in our products.

APPENDIX A
The table below lists, the smelters or refiners (“SORs”) identified by our direct suppliers that may have been used to process 3TGs necessary to the functionality or production of our products in 2018. Facilities that have been certified as conflict-free by an internationally-recognized validation organization for 3TG SORs are designated in the column furthest to the right, where the word “Yes” indicates that such an organization validated them as conflict-free.

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	8853 S.p.A.	ITALY	CID002763	Yes
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708	Unknown
Gold	Advanced Chemical Company	UNITED STATES	CID000015	Yes
Gold	African Gold Refinery	UGANDA	CID003185	Unknown
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Yes
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560	Yes
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041	Yes
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058	Yes
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Yes
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Yes
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Yes
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920	Yes
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103	Unknown
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850	Yes
Gold	Aurubis AG	GERMANY	CID000113	Yes
Gold	Bangalore Refinery	INDIA	CID002863	Unknown
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Yes
Gold	Boliden AB	SWEDEN	CID000157	Yes
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Yes
Gold	Caridad	MEXICO	CID000180	Unknown
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185	Yes
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189	Yes
Gold	Chimet S.p.A.	ITALY	CID000233	Yes
Gold	Chugai Mining	JAPAN	CID000264	Unknown
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328	Yes
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343	Unknown
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867	Unknown
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348	Unknown
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Yes
Gold	Dowa	JAPAN	CID000401	Yes
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195	Yes
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359	Yes
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425	Yes
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Yes
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515	Unknown
Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584	Unknown
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852	Unknown
Gold	Geib Refining Corporation	UNITED STATES	CID002459	Yes
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Yes
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909	Unknown
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312	Unknown
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671	Unknown
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689	Yes
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Yes
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767	Unknown
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773	Unknown
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801	Yes
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Yes
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Yes
Gold	Italpreziosi	ITALY	CID002765	Yes
Gold	Japan Mint	JAPAN	CID000823	Yes
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Yes
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927	Unknown
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Yes
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563	Unknown
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956	Unknown
Gold	Kazzinc	KAZAKHSTAN	CID000957	Yes
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969	Yes
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511	Unknown
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Yes
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605	Yes
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029	Yes
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865	Unknown
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032	Unknown
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058	Unknown
Gold	L'Orfebre S.A.	ANDORRA	CID002762	Yes
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093	Unknown
Gold	Marsam Metals	BRAZIL	CID002606	Yes
Gold	Materion	UNITED STATES	CID001113	Yes
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Yes
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Yes
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157	Yes
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161	Yes
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Yes
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509	Yes
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857	Unknown
Gold	Morris and Watson	NEW ZEALAND	CID002282	Unknown
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866	Unknown
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.ª.	TURKEY	CID001220	Yes
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236	Unknown

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189	Unknown
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Yes
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	Yes
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	Yes
Gold	PAMP S.A.	SWITZERLAND	CID001352	Yes
Gold	Pease & Curren	UNITED STATES	CID002872	Unknown
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362	Unknown
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919	Yes
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	Yes
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Yes
Gold	PX Précinox S.A.	SWITZERLAND	CID001498	Yes
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324	Unknown
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Yes
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522	Unknown
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582	Yes
Gold	Republic Metals Corporation	UNITED STATES	CID002510	Yes
Gold	Royal Canadian Mint	CANADA	CID001534	Yes
Gold	SAAMP	FRANCE	CID002761	Yes
Gold	Sabin Metal Corp.	UNITED STATES	CID001546	Unknown
Gold	Safimet S.p.A	ITALY	CID002973	Yes
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290	Unknown
Gold	Sai Refinery	INDIA	CID002853	Unknown
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555	Unknown
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562	Unknown
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Yes
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619	Unknown
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Yes
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525	Unknown
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Yes
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516	Yes
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	Yes
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761	Yes
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153	Unknown
Gold	Sudan Gold Refinery	SUDAN	CID002567	Unknown
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798	Yes
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918	Yes
Gold	T.C.A S.p.A	ITALY	CID002580	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916	Yes
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947	Unknown
Gold	Tony Goetz NV	BELGIUM	CID002587	Unknown
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615	Unknown
Gold	Torecom	KOREA, REPUBLIC OF	CID001955	Yes
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Yes
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Yes
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993	Yes
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854	Unknown
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Yes
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030	Yes
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Yes
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100	Yes
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Yes
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Yes
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Yes
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504	Yes
Tantalum	Exotech Inc.	UNITED STATES	CID000456	Yes
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Yes
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Yes
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Yes
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557	Yes
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616	Yes
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Yes
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548	Yes
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549	Yes
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550	Yes
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512	Yes
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Yes
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Yes
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Yes
Tantalum	KEMET Blue Metals	MEXICO	CID002539	Yes
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568	Yes
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Yes
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Yes
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Yes
Tantalum	NPM Silmet AS	ESTONIA	CID001200	Yes
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847	Yes
Tantalum	QuantumClean	UNITED STATES	CID001508	Yes
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522	Yes
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	Yes
Tantalum	Taki Chemicals	JAPAN	CID001869	Yes
Tantalum	Telex Metals	UNITED STATES	CID001891	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508	Yes
Tin	Alpha	UNITED STATES	CID000292	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	VIETNAM	CID002703	Unknown
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Yes
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Yes
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Yes
Tin	CV Ayi Jaya	INDONESIA	CID002570	Yes
Tin	CV Dua Sekawan	INDONESIA	CID002592	Yes
Tin	CV Gita Pesona	INDONESIA	CID000306	Yes
Tin	CV Tiga Sekawan	INDONESIA	CID002593	Yes
Tin	CV United Smelting	INDONESIA	CID000315	Yes
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455	Yes
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356	Unknown
Tin	Dowa	JAPAN	CID000402	Yes
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM	CID002572	Unknown
Tin	EM Vinto	BOLIVIA	CID000438	Yes
Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448	Unknown
Tin	Fenix Metals	POLAND	CID000468	Yes
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Yes
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Yes
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Yes
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116	Yes
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849	Yes
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Unknown
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760	Yes
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Yes
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Yes
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Yes
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Yes
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142	Yes
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Yes
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Yes
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Yes
Tin	Minsur	PERU	CID001182	Yes
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Yes
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858	Yes
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002573	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Yes
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Yes
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337	Yes
Tin	Pongpipat Company Limited	MYANMAR	CID003208	Unknown
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309	Yes
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Yes
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Yes
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Yes
Tin	PT Bangka Prima Tin	INDONESIA	CID002776	Yes
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Yes
Tin	PT Bangka Tin Industry	INDONESIA	CID001419	Yes
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421	Yes
Tin	PT Bukit Timah	INDONESIA	CID001428	Yes
Tin	PT DS Jaya Abadi	INDONESIA	CID001434	Yes
Tin	PT Inti Stania Prima	INDONESIA	CID002530	Yes
Tin	PT Karimun Mining	INDONESIA	CID001448	Yes
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829	Yes
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Yes
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Yes
Tin	PT Panca Mega Persada	INDONESIA	CID001457	Yes
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313	Yes
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Yes
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Unknown
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Yes
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463	Yes
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Yes
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816	Yes
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471	Yes
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477	Yes
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482	Yes
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Yes
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478	Yes
Tin	PT Tommy Utama	INDONESIA	CID001493	Yes
Tin	Resind Industria e Comersio Ltda.	BRAZIL	CID002706	Yes
Tin	Rui Da Hung	TAIWAN	CID001539	Yes
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Yes
Tin	Super Ligas	Brazil	CID002756	Unknown
Tin	Thaisarco	THAILAND	CID001898	Yes
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Yes
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM	CID002574	Unknown
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036	Yes
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Yes
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Yes
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004	Yes
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIETNAM	CID002502	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Yes
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499	Yes
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Yes
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Yes
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536	Unknown
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Yes
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542	Yes
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Yes

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID	Conflict Free?
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579	Yes
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Yes
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182	Unknown
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	Yes
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Yes
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Yes
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647	Unknown
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Yes
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313	Unknown
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Yes
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Yes
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Yes
Tungsten	Kennametal Fallon	UNITED STATES	CID000966	Yes
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Yes
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845	Yes
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM	CID002543	Yes
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Yes
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815	Yes
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM	CID001889	Yes
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	Yes
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044	Yes
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843	Yes
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Yes
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095	Yes

APPENDIX B

This list of potential countries of origin is populated based on publicly available information, our RCOI and due diligence. It is important to note that this is also based on company level responses and therefore, it is not certain which of these countries of origin can be linked to our products.
Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Botswana, Brazil, Burkina Faso, Canada, Chile, China, Colombia, Cyprus, Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, Georgia, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Iran, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Lebanon, Madagascar, Malaysia, Mali, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Portugal, Puerto Rico, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Taiwan, Thailand, Togo, Turkey, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Venezuela, Zimbabwe